UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2022 (December 14, 2022)

IKENA ONCOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40287	81-1697316
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Ikena Oncology, Inc.

645 Summer Street, Suite 101

Boston, Massachusetts 02210

(Address of principal executive offices, including zip code)

(857) 273-8343

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trade Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	IKNA	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 14, 2022, the Board of Directors (the “Board”) of Ikena Oncology, Inc. (the “Company”) unanimously appointed Owen Hughes to fill a newly created vacancy on the Board resulting from an increase in the size of the Board from eight (8) to nine (9) directors. Upon his appointment, Mr. Hughes became a member of the slate of Class III directors with terms expiring at the 2024 Annual Meeting of Stockholders of the Company. The Board has determined that Mr. Hughes qualifies as an independent director and is qualified to serve under the applicable rules and regulations of the Securities and Exchange Commission and the listing rules of the Nasdaq Stock Market LLC. For his service on the Board, Mr. Hughes will receive an option to purchase 35,040 shares of the Company’s common stock, vesting in three equal annual installments, and the same cash compensation as other non-employee directors, in accordance with the non-employee director compensation policy approved by the Board, to be filed as an exhibit to the Company’s Form 10-K for fiscal year 2022. Mr. Hughes has also entered into the Company’s standard form of indemnification agreement.

There are no arrangements or understandings between Mr. Hughes and any other persons pursuant to which he was elected as a director of the Company. There are no family relationships between Mr. Hughes and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Mr. Hughes is qualified to serve on the Board based on his leadership experience at various biopharmaceutical companies.

On December 15, 2022, Ronald Renaud notified the Company of his intent to resign from the Company’s Board and from his positions as Chairman of the Board, Chair of the Audit Committee of the Board and member of the Compensation Committee of the Board, effective December 15, 2022. Mr. Renaud’s decision to resign from the Board was not the result of any dispute or disagreement with the Company or the Company’s Board on any matter relating to the Company’s operations, policies or practices. In connection with Mr. Renaud’s resignation, the Board approved a decrease in the size of the Board from nine (9) members to eight (8) members.

On December 15, 2022, Mr. Hughes filled the vacated positions on the committees of the Board and became the Chairman of the Board, a member and Chair of the Audit Committee of the Board and a member of the Compensation Committee of the Board. The Board also approved Mr. Hughes as an “audit committee financial expert” within the meaning of Item 407(d)(5)(ii) of Regulation S-K.

A copy of the Company’s press release announcing the appointment of Mr. Hughes and the resignation of Mr. Renaud is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release issued by Ikena Oncology, Inc. on December 19, 2022

104	Cover Page Interactive Data File

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ikena Oncology, Inc.

Date: December 19, 2022	By:	/s/ Mark Manfredi
Mark Manfredi, Ph.D.
President and Chief Executive Officer